Exhibit 99.1

NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

July 22, 2009, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2009 of $41,426,000, $6.79 per diluted share.  Net income and diluted earnings per share for its second quarter ended June 30, 2009 decreased 19% and 21%, respectively, when compared to the 2008 second quarter.  Consolidated revenues for the second quarter of 2009 totaled $625,431,000, a 35% decrease from $955,723,000 for the comparable 2008 quarter.

For the six months ended June 30, 2009, consolidated revenues were $1,184,030,000, 36% lower than the $1,843,654,000 reported for the same period of 2008.  Net income for the six months ended June 30, 2009 was $59,414,000, a decrease of 37% when compared to the six months ended June 30, 2008.  Diluted earnings per share for the six months ended June 30, 2009 was $9.85, a decrease of 39% from $16.10 per diluted share for the comparable period of 2008.

Homebuilding

New orders in the second quarter of 2009 increased 2% to 2,728 units, when compared to 2,670 units in the second quarter of 2008.  The cancellation rate in the quarter ended June 30, 2009 was 14% compared to 19% in the second quarter of 2008 and 15% in the first quarter of 2009. Settlements decreased in the second quarter of 2009 to 2,048 units, 26% less than the same period of 2008.  The Company’s backlog of homes sold but not settled at the end of the 2009 quarter decreased on a unit basis by 16% to 4,497 units and on a dollar basis by 27% to $1,332,056,000 when compared to the same period last year.

Homebuilding revenues for the three months ended June 30, 2009 totaled $612,488,000, 35% lower than the year earlier period.  Gross profit margins increased to 19.3% in the 2009 second quarter compared to 17.9% for the same period in 2008.  The 2009 second quarter gross profit margin was favorably impacted by the recovery of approximately $4,500,000 of land deposits previously determined to be uncollectible.  In the second quarter of 2008, the Company had recorded a $5,800,000 land deposit impairment charge.  Income before tax from the homebuilding segment totaled $62,872,000 in the 2009 second quarter, a decrease of 21% when compared to the second quarter of the previous year.

Mortgage Banking

Mortgage closed loan production of $487,618,000 for the three months ended June 30, 2009 was 18% lower than the same period last year.  Operating income for the mortgage banking operations during the second quarter of 2009 decreased 3% to $6,957,000, when compared to $7,155,000 reported for the same period of 2008.

Other News

The Company reported that it closed the 2009 second quarter with a cash and cash equivalents and marketable security position of $1,241,630,000.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Homebuilding:
Revenues	$612,488	$941,033	$1,160,817	$1,810,902
Other income	1,750	3,701	4,289	10,100
Cost of sales	(494,240)	(772,369)	(956,870)	(1,499,300)
Selling, general and administrative	(54,664)	(89,871)	(114,358)	(174,037)
Operating income	65,334	82,494	93,878	147,665
Interest expense	(2,462)	(3,232)	(5,236)	(6,471)
Homebuilding income	62,872	79,262	88,642	141,194

Mortgage Banking:
Mortgage banking fees	12,943	14,690	23,213	32,752
Interest income	611	869	1,195	1,679
Other income	154	184	243	343
General and administrative	(6,475)	(8,408)	(12,233)	(16,062)
Interest expense	(276)	(180)	(613)	(314)
Mortgage banking income	6,957	7,155	11,805	18,398

Income before taxes	69,829	86,417	100,447	159,592

Income tax expense	(28,403)	(35,085)	(41,033)	(64,794)

Net income	$41,426	$51,332	$59,414	$94,798

Basic earnings per share	$7.17	$9.58	$10.41	$17.92

Diluted earnings per share	$6.79	$8.64	$9.85	$16.10

Basic average shares outstanding	5,777	5,357	5,710	5,290

Diluted average shares outstanding	6,101	5,938	6,032	5,888

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2009	December 31, 2008
	(unaudited)

ASSETS

Homebuilding:
Cash and cash equivalents	$582,157	$1,146,426
Marketable securities	658,362	-
Receivables	9,227	11,594
Inventory:
Lots and housing units, covered under
sales agreements with customers	416,270	335,238
Unsold lots and housing units	38,537	57,639
Manufacturing materials and other	5,763	7,693
	460,570	400,570

Contract land deposits, net	31,664	29,073
Assets not owned, consolidated
per FIN 46R	65,990	114,930
Property, plant and equipment, net	21,660	25,658
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	224,081	242,626

	2,095,291	2,012,457

Mortgage Banking:
Cash and cash equivalents	1,111	1,217
Mortgage loans held for sale, net	123,177	72,488
Property and equipment, net	586	759
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	9,573	8,968

	141,794	90,779

Total assets	$2,237,085	$2,103,236

 (Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	June 30, 2009	December 31, 2008
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$142,557	$137,285
Accrued expenses and other liabilities	163,250	194,869
Liabilities related to assets not owned,
consolidated per FIN 46R	60,687	109,439
Customer deposits	70,163	59,623
Other term debt	2,388	2,530
Senior notes	135,370	163,320
	574,415	667,066
Mortgage Banking:
Accounts payable and other liabilities	17,047	17,842
Notes payable	97,021	44,539
	114,068	62,381

Total liabilities	688,483	729,447

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,559,671 and 20,561,187
shares issued for June 30, 2009 and
December 31, 2008, respectively	206	206
Additional paid-in capital	784,080	722,265
Deferred compensation trust – 270,335 and
514,470 shares of NVR, Inc. common stock for
June 30, 2009 and December 31, 2008,
respectively	(44,307)	(74,978)
Deferred compensation liability	44,307	74,978
Retained earnings	3,690,301	3,630,887
Less treasury stock at cost – 14,758,071 and
15,028,335 shares for June 30, 2009 and
December 31, 2008, respectively	(2,925,985)	(2,979,569)
Total shareholders’ equity	1,548,602	1,373,789
Total liabilities and shareholders’
equity	$2,237,085	$2,103,236

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Homebuilding data:
New orders (units):
Mid Atlantic (1)	1,421	1,341	2,624	2,633
North East (2)	246	240	481	520
Mid East (3)	746	726	1,447	1,443
South East (4)	315	363	602	805
Total	2,728	2,670	5,154	5,401

Average new order price	$294.8	$316.4	$288.7	$318.2

Settlements (units):
Mid Atlantic (1)	1,057	1,344	1,985	2,585
North East (2)	197	304	381	549
Mid East (3)	533	639	946	1,256
South East (4)	261	463	509	825
Total	2,048	2,750	3,821	5,215

Average settlement price	$298.6	$341.7	$303.3	$346.9

Backlog (units):
Mid Atlantic (1)			2,415	2,774
North East (2)			403	476
Mid East (3)			1,232	1,300
South East (4)			447	781
Total			4,497	5,331

Average backlog price			$296.2	$341.5

Community count (average)	356	435	357	439
Lots controlled at end of period			44,000	60,500

Mortgage banking data:
Loan closings	$487,618	$593,867	$914,912	$1,117,405
Capture rate	92%	84%	91%	83%

Common stock information:
Shares outstanding at end of period			5,801,600	5,424,257

(1)	Virginia, West Virginia, Maryland and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York and Ohio
(4)	North Carolina, South Carolina and Tennessee